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                                                                   EXHIBIT 10.21


                  THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT


THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment"), dated July 28, 1997, between PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation (the "Company"), and CLAL PHARMACEUTICAL INDUSTRIAL LTD., a corporation formed under the laws of the State of Israel, (the "Purchaser").

WHEREAS, the Company and the Purchaser entered into a Stock Purchase Agreement, dated March 25, 1995, as amended pursuant to Amendment No. 1 to Stock Purchase Agreement, dated May 1, 1995, and Amendment No. 2 to Stock Purchase Agreement (as amended, the "SPA"); and

WHEREAS, a subsidiary of the Company is acquiring all of the interests in the Joint Venture (as defined in the SPA) held by a subsidiary of the Purchaser;

WHEREAS, incident to such acquisition, the Company and the Purchaser desire to amend certain terms of the SPA and the Registration Rights Agreement between the Company and the Purchaser, dated May 1, 1995, and desire to set forth their mutual agreements with respect thereto.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties hereto agree as follows:

1.   Definitions.  Unless otherwise defined herein, capitalized terms used
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herein shall have the same meanings as in the SPA.

2.   New Shares.
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     2.1  The Company shall execute and deliver to the Purchaser a certificate representing 186,000 shares of Common Stock (the "New Shares") promptly following approval for listing of the New Shares by The New York Stock Exchange, provided that, in the event that the Company shall not deliver the New Shares by the 42nd day following the execution and delivery of this Amendment, (i) PRI Research, Inc. hereby agrees that principal amount of the Non-Recourse Secured Promissory Note, dated the date hereof, of PRI Research, Inc. shall be increased by an amount equal to the product of the closing price of a share of Common Stock on the trading day prior to the execution and delivery of this Amendment multiplied by 186,000 and (ii) the Company's obligation to deliver the New Shares hereunder shall terminate. The Company shall file an application for the listing of the New Shares with The New York Stock Exchange promptly following the execution and deliver of this Amendment. The Purchaser shall pay to the Company the sum of $1,860 (representing the par value of the New Shares) upon the delivery of the New Shares to the Purchaser. If the New Shares shall not be delivered, the other

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     agreements executed and delivered by the Company, the Purchaser and their respective affiliates on the date hereof or contemplated thereby shall remain in full force and effect, except for the Non-Recourse Secured Promissory Note which shall be modified as stated herein.

     2.2 Simultaneous with the execution and delivery of this Amendment, the Purchaser shall deliver to the Company the original Warrant and Additional Warrant (or an affidavit of lost security and indemnification agreement in the event the original security is misplaced or destroyed). The New Shares shall be issued, or the principal amount of the Non-Recourse Secured Promissory Note, dated the date hereof, of PRI Research, Inc. shall be increased, in exchange for the surrender and cancellation of the Warrant and the Additional Warrant.

     2.3 The Company and the Purchaser hereby agree that references to "Securities" in the SPA shall also include and refer to the New Shares.

3.   Third party transactions.
     -------------------------

     3.1 In Section 10 of the SPA the terms "60 days" and "60-day period" wherever they appear shall be amended to read "30 days" and "30 day period", respectively.

     3.2 It is hereby clarified that a bona fide offer made for more than 10% of PRI's securities, but which could result by its express terms in the acquisition of more than 50% of PRI's outstanding voting securities, shall be deemed a Third Party Transaction for the purposes of Section 10 of the SPA.

4.   Acquisitions and Dispositions of Securities.
     --------------------------------------------

     4.1 The first sentence of Section 11.1(a) of the SPA shall be amended in its entirety as follows:

          (a) During the period ("Consent Period") commencing on May 1, 1995 and terminating six months after the date on which the Purchasers' rights shall terminate under Section 10.1 hereof, the Purchaser shall not sell, assign, pledge, transfer or otherwise dispose of (collectively, a "Transfer") any Securities (as hereinafter defined) without the written consent of the Company (which may be granted or withheld in its sole discretion) unless such Securities (i) shall be registered under the Securities Act and applicable state securities laws, (ii) shall be sold in brokers' transactions pursuant to Rule 144 promulgated under the Securities Act,
     (iii) shall be sold or transferred in connection with a Third Party Transaction or any other transaction that has been approved by a majority of the members of the Board (exclusive of those members appointed by the Purchaser pursuant to Section 7.2 hereof), (iv) shall be sold or transferred in any transaction which shall comply with the Securities Act and applicable state securities laws, in accordance with Section 11.1(b) hereof or, (v) a Transfer of all Securities owned at the time of Transfer by the Purchaser if the Board has written notice of such Transfer and the Company's Board of Directors does not reject the transferee, it being agreed that the company's Board of Directors may

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     only reject such transferee (but subject to Section 11.1(c) hereof) if such entity is asserted in good faith and then demonstrated by the Board (acting in good faith) to be a competitor or a party with a demonstrated adverse interest to the Company (the Board to act within 7 U.S. business days of the Company's receipt of a notice regarding such contemplated Transfer).

     4.2  The following shall be inserted as Section 11.1(e) of the SPA:

          (e) Notwithstanding the provisions of Section 11.1 hereof, the Purchaser may Transfer 90% or more of the Common Stock then beneficially owned by the Purchaser to a bona fide purchaser if the Company's Board of Directors does not reject the transferee as provided below (a "Permitted Transfer"); provided, however, that the Purchaser shall not be entitled to request or consummate a Permitted Transfer if, at the time of the Purchaser's request to the Company for its consent to the Permitted Transfer, the Purchaser shall have Transferred more than 290,000 shares of Common Stock in any 365-day period or shall have Transferred an aggregate of more than 586,000 shares of Common Stock since May 1, 1995. The Purchaser will advise the Company of the beneficial owner of the proposed transferee. The Company's Board of Directors may reject the tranferee if such entity is asserted in good faith and then demonstrated by the Board (acting in good faith) to be a competitor or a party with a demonstrated adverse interest to the Company (the Board to act within 7 U.S. business days of the Company's receipt of a notice regarding such contemplated sale).

5.   Assignment.
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     (a) Section 16.2 of the SPA shall be amended in its entirety as follows:

          16.2  Assignment.  All terms and provisions of this Agreement shall be
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     binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party; provided, that, (a) the Purchaser may assign its rights under this Agreement, in whole or in part, to any subsidiary or related entity "Hevra Kshura" of the Purchaser, within the meaning of the Israel Securities Act 5728-1968, as amended, so long as such (i) subsidiary or related party shall assume and agree to be bound by all of the Purchaser's obligations hereunder and (ii) the Purchaser shall not be relieved of its primary liability to the Company for all of the Purchaser's obligations set forth herein and (b) the Purchaser may assign all, but not less than all, of its rights under this Agreement to any person or entity pursuant to a Permitted Transfer so long as the transferee thereof shall assume and agree to be bound by all of the Purchaser's obligations hereunder (a "Permitted Assignment").

     (b) The Company and the Purcahser hereby acknowledge and agree that, for the purposes of the Rights Agreement, between the Company and Midlantic Bank, N.A., dated August 6, 1991, as amended, only transferees and assignees of Purchaser pursuant to Sections 16.2(a) or (b) of the Agreement, as amended,

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     shall constitute "permitted assigns" of Clal Pharmaceutical Industries Ltd.
     under Section 1(a)(v) of such Rights Agreement. Purchaser shall inform all transferees of Securities of this provision.

6.   Registration Rights Agreement.  Section 8.1 of the Registration Rights
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Agreement shall be amended in its entirety as follows:

     8.1  Assignment.  All terms and provisions of this Agreement shall be
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     binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party; provided, that, (a) the Holder may assign this Agreement to any permitted assignee under Section 16.2(a) of the Stock Purchase Agreement without the Company's written consent so long as (i) such assignee shall agree to assume and agree to be bound by all of the Holder's obligations hereunder and (ii) the Holder shall not be relieved of its primary liability to the Company for all of the Holder's obligations set forth herein and (b) the Holder may assign all, but not less than all, of the rights under this Agreement to a person or entity pursuant to a Permitted Transfer as defined in the Stock Purchase Agreement so long as such assignee shall agree to assume and agree to be bound by all of the Holder's obligations hereunder.

     The Registration Rights Agreement shall also apply to the New Shares.

This provision shall constitute an amendment of the Registration Rights Agreement pursuant to Section 8.4 thereof.

7.   Representations and Indemnification.
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     7.1  Representations.  The Company and the Purchaser each hereby represent
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and warrant to the other as follows:

     (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. It has all requisite corporate power and authority to conduct its business and to enter into and perform its obligations under this Amendment in accordance with the terms hereof.

     (b) It has taken all required corporate actions to approve and adopt this Amendment. This Amendment constitutes a duly authorized, valid and binding agreement on it and enforceable against it in accordance with its terms. Each person executing this Amendment on its behalf is duly authorized and empowered to do so.

     (c) The execution and delivery of this Amendment and the consummation of the transactions as contemplated hereunder (i) do not, and will not, violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction currently applicable to it or any of its property or assets; and (ii) do not, and will not, violate or conflict with its charter or By-laws and/or Memorandum and

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     Articles of Association, or any existing mortgage, indenture, contract, licensing agreement, financing statement or other agreement binding on it.

     (d) All required consents and approvals, as well as any approvals or consents of any governmental authorities or any other third parties in connection with the execution and delivery of this Amendment or the performance of the transactions contemplated hereunder, have been obtained by it, except for such approvals required under New York Stock Exchange rules. No contract or agreement binding upon it restricts its ability to fulfill its obligations and responsibilities under this Amendment or to carry out the activities contemplated herein.

     (e) It is not a party to or, to the best of its knowledge, threatened with any litigation or judicial or administrative proceeding that, if decided adversely to it, would delay or preclude the consummation of the transactions contemplated in this Amendment or have a material adverse effect upon the transactions contemplated hereby.

     7.2  Indemnification.  The Company and the Purchaser each agree to
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indemnify and hold harmless the other and their respective employees, agents and affiliates against all losses, liabilities, claims, damages, and expenses (including, but not limited to, reasonable counsel fees) resulting from or arising out of any actual or alleged misrepresentation or breach by it of any representation or warranty set forth in Section 8.1 hereof or otherwise set forth in this Amendment.

8.   Miscellaneous
     -------------

     8.1  No Further Amendment.  Except as amended herein, the terms and
          --------------------
provisions of the SPA and the Registration Rights Agreement are hereby ratified, confirmed and approved in all respects.

     8.2  Assignment. All terms and provisions of this Amendment shall be
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binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Amendment nor any of the rights, interest or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party, other than pursuant to a Permitted Assignment.


     8.3  Entire Agreement.  This Amendment and the other agreements referred to
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herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

     8.4  Amendments; Waiver.  This Amendment may not be amended or terminated,
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and no provision hereof may be waived, except pursuant to a written instrument executed by each of the parties hereto.

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     8.5  Counterparts.  This Amendment may be executed in any number of
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counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.6  Headings.  The headings of the Sections of this Amendment have been
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inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

     8.7  Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

     8.8  Severability.  If any term or provision hereof shall be invalid or
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unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and (c) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision as determined by a court to be valid and enforceable and to express the intention of the parties with respect to the invalid or unenforceable term or provision.

     8.9  Consent to Jurisdiction.  In connection with any dispute which may
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arise under this Amendment or under any other agreement referred to herein, each of the parties hereby irrevocably submits to, consents to, and waives any objection to, the jurisdiction of the courts of the State of New York located in the County of New York or of the United States District Court for the Southern District of New York, and waives any objection to the laying of venue in such courts. Each such party admits that any such dispute may be resolved at least as conveniently in such a court as in any other court, and shall not seek dismissal or a change of venue on the ground that resolution of such a dispute in any such court shall not be convenient or in the interests of justice. The Purchaser hereby appoints Proskauer Rose LLP as its agent upon whom service of process may be made with the same force and effect as if such service shall have been made personally upon the Purchaser. The Company hereby appoints Hertzog, Calamari & Gleason as its agent upon; whom service of process may be made with the same force and effect as if such service shall have been made personally upon the Company.


IN WITNESS WHEREOF, each of the undersigned has caused this Third Amendment to Stock Purchase Agreement to be executed as of the date first written above.

PHARMACEUTICAL RESOURCES, INC.

By:/s/Kenneth I. Sawyer, President
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CLAL PHARMACEUTICAL INDUSTRIES LTD.

By:             /s/
   --------------------------------

By:            /s/
   --------------------------------

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AGREED AND ACCEPTED AS TO SECTION 2.1 ONLY


PRI - RESEARCH, INC.

By:/s/Kenneth I. Sawyer, President
   --------------------------------

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